UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Mission Street, Suite 2900 San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2012, Richard A. Magnuson, Chairman of Digital Realty Trust, Inc. (we, us, our or the Company), informed our Board of Directors that, due to his extensive other business interests and time commitments, he will not stand for re-election to the Company’s Board of Directors at the Company’s 2012 Annual Meeting of Stockholders, or the Annual Meeting. Our Board of Directors expressed their gratitude to Mr. Magnuson for all his contributions to the Company. Mr. Magnuson indicated that this difficult decision was made easier by his strong belief in the Company and its management team. His term as a member of our Board of Directors and our Chairman will end effective April 23, 2012, the date of the Annual Meeting. Effective as of the Annual Meeting, Dennis E. Singleton, our director since 2004, will serve as our Interim Chairman until such time as a permanent Chairman is named. Also effective as of the Annual Meeting, the size of our Board of Directors will be six members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2012

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills Senior Vice President, General Counsel and Assistant Secretary